[LETTERHEAD OF BAILEY KENNEDY, LLP]

Exhibit 5.13

May 6, 2015

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Re:	Debt Guarantees of Debt Securities by NC-DSH, LLC

Ladies and Gentlemen:

We have acted as special Nevada counsel for the Nevada limited liability company listed on Schedule I hereto (the “Nevada Subsidiary Guarantor”), in connection with the Nevada Subsidiary Guarantor’s proposed guarantee (the “Debt Guarantees”), along with the other guarantors under the Indentures (as defined below), of debt securities (the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS/CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated Debt Securities indentures (collectively, the “Indentures”) as filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about May 6, 2015.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indentures.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the:

1.	Registration Statement.

2.	Indentures.

3.	Debt Securities in the form included in the Indentures.

4.	Terms of the Debt Guarantees as contained in the Indentures.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indentures and have not advised the Issuers or the Nevada Subsidiary Guarantor with respect to such documents or transactions contemplated thereby.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of public officials and officers and representatives of the Issuers and the Nevada Subsidiary Guarantor and have assumed that such matters remain true and correct through the date hereof. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Indentures.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

We assume that neither the Company nor the Nevada Subsidiary Guarantor is engaged in Nevada in any of the following businesses: gaming business, liquor distribution business, financial institution, public utility, insurance business, or cemetery business.

Based upon the foregoing and subject to the following it is our opinion that:

1. The Nevada Subsidiary Guarantor validly exists under the laws of Nevada.

2. The Nevada Subsidiary Guarantor has the requisite limited liability company power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Guarantees.

3. The Debt Guarantees, upon being duly authorized by all necessary limited liability company action, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for limited liability law purposes by the Nevada Subsidiary Guarantor.

We express no opinion as to the laws of any jurisdiction other than those of Nevada.

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Hodgson Russ LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bailey Kennedy, LLP
Bailey Kennedy, LLP

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

May 6, 2015

Schedule I

NC-DSH, LLC, a Nevada limited liability company